Marcum LLP n 500 W. Monroe Street n Suite 2000 n Chicago, Illinois 60661 n Phone 312.632.5000 n Fax 312.632.5001 n www.marcumllp.com April 13, 2023 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Rockwell Medical, Inc. under Item 4.01(a) of its Form 8-K dated April 10, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Rockwell Medical, Inc. contained therein. Very truly yours, /s/ Marcum LLP Marcum LLP